Exhibit 99.2

Tower Sites
(A component of AT&T Inc.)
Unaudited Statement of Revenues and Certain Expenses
Nine Months Ended September 30, 2013

Tower Sites
(A component of AT&T Inc.)
Index
Nine Months Ended September 30, 2013

Page(s)
Unaudited Statement of Revenues and Certain Expenses	1
Notes to Unaudited Statement of Revenues and Certain Expenses	2-3

Tower Sites
(A component of AT&T Inc.)

Unaudited Statement of Revenues and Certain Expenses
(Dollars in Thousands)

For the Nine Months Ended September 30, 2013

Revenues
Lease revenues	$126,372
Other service revenues	5,285
Total revenues	131,657

Certain operating expenses
Lease expense	118,209
Selling, general and administrative	10,163
Property taxes	13,305
Total certain operating expenses	141,677

Certain expenses in excess of revenues	$10,020
The accompanying notes are an integral part of this Unaudited Statement of Revenues and Certain Expenses

Tower Sites
(A component of AT&T Inc.)

Notes to Unaudited Statement of Revenues and Certain Expenses

For the Nine Months Ended September 30, 2013

1.     Summary of Significant Accounting Policies
Operations and Basis of Presentation
The accompanying Statement of Revenues and Certain Expenses (the "Statement") includes the operations of certain wireless communications towers owned by subsidiaries of AT&T Inc. (together with its subsidiaries, "AT&T" or the "Company"). These towers represent those to be leased or acquired by Crown Castle International Corp. (together with its subsidiaries, "CCIC") as described in the next paragraph. These communications towers are located on real property primarily leased from a variety of third-party individuals and commercial landlords. For the purposes of this Statement, AT&T's investment in these towers, and the associated operations, including leasing activities with landlords, maintenance of the communications towers, and the marketing and leasing of available tower capacity on the communications towers to other wireless service providers, are referred to collectively as "Tower Sites." Tower Sites is not a legal entity.
On October 18, 2013, a definitive agreement (the "Agreement") was reached by AT&T and CCIC under which CCIC will have exclusive rights to lease, manage or purchase and operate approximately 9,700 sites that make up the Tower Sites tower portfolio, the financial results for which are included in this Statement. Under the terms of the Agreement, CCIC will also take over the existing collocation arrangements with third-party tenants who lease space on the towers. AT&T has committed to sublease space on the towers from CCIC for a minimum of 10 years. The Agreement and this Statement exclude certain other AT&T-owned wireless sites and related assets that are not subject to the Agreement.
The accompanying Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission. The Statement, which encompasses the towers to be leased or sold to CCIC, is not representative of the actual operations of Tower Sites for the period presented nor indicative of future operations of Tower Sites as no revenue for AT&T's occupation of tower space has been included, as discussed below in Revenue Recognition. Additionally, certain expenses primarily consisting of corporate overhead, interest expense, depreciation and amortization, and income taxes have been excluded.
The accompanying Tower Sites' Statement has been prepared using accounting principles generally accepted in the United States. These principles require management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.
Revenue Recognition
Lease revenues include revenues from site collocation rendered to non-affiliate customers. No revenue has been recognized for AT&T's occupation of tower space. Escalation clauses, excluding variable lease rentals such as those tied to the Consumer Price Index ("CPI"), and other incentives present in the lease agreements with Tower Sites customers are recognized on a straight-line basis through the current term of the lease excluding renewal periods exercisable at the option of the tenant. Amounts received prior to being earned are deferred until such time as the earnings process is complete or recognized initially over the period in which services are rendered.
Tower Sites recognizes other service revenues, including application fees and other fee-based service revenues, as services are rendered.
Lease Expense
Tower Sites recognizes lease expense, primarily on ground leases, on a straight-line basis over the initial lease term and renewal periods that are considered reasonably assured at the inception of the lease. Rent escalations, excluding variable lease rentals such as those tied to the CPI, present in the lease agreements between Tower Sites and its ground lessors are included in the computation of straight-line rent. Expense incurred in advance of required payments is accrued as a liability.
Certain ground leases contain provisions which require Tower Sites to pay the landlord a certain percentage or fixed amount of revenues earned from collocation tenants of AT&T. Ground lease expenses related to such revenue share provisions amounted to approximately 8.4% of total lease expense for the nine months ended September 30, 2013.

Tower Sites
(A component of AT&T Inc.)

Notes to Unaudited Statement of Revenues and Certain Expenses

Use of Estimates
The preparation of the Statement requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses for the period ended, and the disclosure of contingencies that exist as of the Statement date. Significant estimates include reasonably assured renewal terms for operating leases and property taxes. AT&T based these estimates on historical experience, where applicable, and other assumptions that management believes are reasonable under the circumstances. Due to the inherent uncertainty involved in making estimates, actual results may differ from such estimates if management’s assumptions prove invalid or conditions change.
Concentrations of Risk
Tower Sites had three customers that generated an aggregate of approximately 84% of revenues for the nine months ended September 30, 2013 and each generated more than 10% of the revenues. The percentage of revenues by customer is summarized in the table below for the nine months ended September 30, 2013:

Customer A	35.4%
Customer B	30.6%
Customer C	18.4%
2.     Related Party Transactions and Allocations
AT&T occupied space on substantially all of the towers operated by Tower Sites during the nine months ended September 30, 2013. Revenue associated with AT&T's occupation of tower space has not been included in this Statement.
Tower Sites is dependent upon AT&T to fund its operations and anticipates that this funding requirement will continue until the transaction with CCIC is completed.
AT&T does not file separate property tax returns for the Tower Sites property and equipment. For purposes of this Statement, property taxes were determined by applying the property tax rates applicable to AT&T on a state by state basis against the total Tower Sites investment in property and equipment in those states.
Tower Sites has not been operated as a separate legal entity. As a result, direct costs of the towers have been reflected in this Statement to the extent they were directly attributable or allocable as outlined below.
Selling, general and administrative, and other expenses are directly attributable to AT&T's overall towers business, but not to the specific portfolio of towers included in the transaction. These costs have been allocated to Tower Sites using a variety of reasonable allocations including a pro-rata basis based on the quantity of towers and leases included in the Tower Sites, and headcount or level of effort of employees in departments providing services to the tower portfolio (e.g., accounting, compliance, etc.).
3.    Commitments and Contingencies
The Company is subject to various legal proceedings and claims that arise out of the ordinary course of business. Management believes that the ultimate settlement of these actions will not have a material adverse effect on Tower Sites’ results of operations.
4.    Subsequent Events
The Company evaluated subsequent events through December 19, 2013, the date the financial statements were available to be issued.

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